As filed with the Securities and Exchange Commission on July 31, 2001. Registration No. 333-______

      ------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM S-8
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                                 -----------

                         PRINCETON VIDEO IMAGE, INC.
            (Exact Name of Registrant as Specified in its Charter)

         New Jersey                                  22-3062052
 (State or Other Jurisdiction of                  (I.R.S. Employer
  Incorporation or Organization)                  Identification No.)

                                 ------------
                               15 Princess Road
                           Lawrenceville, NJ 08648
                (Address, Including Zip Code, of Registrant's
                         Principal Executive Office)

                                 ------------

                        Amended 1993 Stock Option Plan

                                 ------------

                               Brown F Williams
                         Princeton Video Image, Inc.
                               15 Princess Road
                           Lawrenceville, NJ 08648
                                (609) 912-9400
                   (Name and Address of Agent for Service)

                                  Copies to:

                            Richard J. Pinto, Esq.
                    Smith, Stratton, Wise, Heher & Brennan
                            600 College Road East
                             Princeton, NJ 08540
                                (609) 924-6000

                       CALCULATION OF REGISTRATION FEE

==========================================================================
                                Proposed       Proposed
                                Maximum        Maximum
Title of          Amount        Offering       Aggregate     Amount of
Securities To     To Be         Price per      Offering      Registration
Be Registered     Registered    Share          Price         Fee
==========================================================================
Common Stock,
no par value      3,000,000      $3.60        $10,800,000       $2,700
==========================================================================

* Pursuant to Rule 457(h), these prices are estimated solely for the purpose of calculating the registration fee and are based upon the average of the high and low sales prices of the Registrant's Common Stock on the Nasdaq National Market on July 30, 2001.

           This Registration Statement also covers an indeterminate number of shares as may be issued as a result of the anti-dilution provisions of the Registrant's Amended 1993 Stock Option Plan.

                          INCORPORATION BY REFERENCE

           This Registration Statement is being filed by Princeton Video Image, Inc. (the "Company"), pursuant to General Instruction E to Form S-8 with respect to the registration of additional securities of the same class as the securities for which the Company's Registration Statement on Form S-8 (Registration Statement No. 333-73207) relating to the Company's Amended 1993 Stock Option Plan (the "Plan") was filed with the Securities and Exchange Commission on March 2, 1999. The contents of Registration Statement No. 333-73207 are incorporated herein by reference.

           On March 30, 2001, the Company's stockholders approved an amendment to the Plan increasing the number of shares available for issuance under the Plan. The additional 3,000,000 shares of the Company's common stock now issuable pursuant to the Plan are being registered under this Registration Statement.

                                   PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8 Exhibits

   5.1      Opinion of Smith, Stratton, Wise, Heher & Brennan.

  23.1      Consent of PricewaterhouseCoopers LLP.

  23.2      Consent of Smith, Stratton, Wise, Heher & Brennan (contained in
            Exhibit 5.1).

  24.1      Power of Attorney (See signature page to this Registration
            Statement).

  99.1      Amended 1993 Stock Option Plan (as amended through March 30, 2001).

                                  SIGNATURES

           The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Lawrence, State of New Jersey, on this 25th day of July, 2001

                                            Princeton Video Image, Inc.

                                            By: /s/ Brown F Williams
                                                --------------------
                                                Brown F Williams,
                                                Chairman of the Board

                              POWER OF ATTORNEY

           KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Brown F Williams, Dennis P. Wilkinson and Lawrence L. Epstein, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and conforming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

           Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURES                                  TITLE                                                DATE
----------                                  -----                                                ----
/s/ Brown F Williams                        Chairman of the Board                                July 25, 2001
--------------------                        (principal executive officer)
Brown F Williams

/s/ Dennis P. Wilkinson                     President, Chief Executive Officer                   July 25, 2001
-----------------------                     and Director
Dennis P. Wilkinson

/s/ Lawrence L. Epstein                     Chief Financial Officer and Treasurer                July 25, 2001
-----------------------                     (principal financial officer)
Lawrence L. Epstein

/s/ Donald P. Garber                        Director                                             July 25, 2001
--------------------
Donald P. Garber

/s/ Wilt Hildenbrand                        Director                                             July 26, 2001
--------------------
Wilt Hildenbrand

/s/ Lawrence Lucchino                       Director                                             July 24, 2001
----------------------
Lawrence Lucchino

/s/ Jerome J. Pomerance                     Director                                             July 25, 2001
-----------------------
Jerome J. Pomerance

/s/ Enrique B. Senior                       Director                                             July 25, 2001
---------------------
Enrique B. Senior

/s/ Eduardo Sitt                            Director                                             July 25, 2001
----------------
Eduardo Sitt

/s/ John B. Torkelsen                       Director                                             July 25, 2001
---------------------
John B. Torkelsen

                                EXHIBIT INDEX


EXHIBIT                        DESCRIPTION
NUMBER

------
       5.1                     Opinion of Smith, Stratton, Wise, Heher & Brennan.

      23.1                     Consent of PricewaterhouseCoopers LLP.

      23.2                     Consent of Smith, Stratton, Wise, Heher & Brennan (contained in Exhibit 5.1).

      24.1                     Power of Attorney (see "Power of Attorney" above).

      99.1                     Amended 1993 Stock Option Plan (as amended through March 30, 2001).